                                 SCHEDULE 14A

               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-12

                              Vista Bancorp, Inc
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                 The Committee to Preserve Shareholders Value
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------
Notes:

                  THE COMMITTEE TO PRESERVE SHAREHOLDER VALUE

This letter is in response to the March 27, 2001 letter sent to you by Barbara Harding, the President and Chief Executive Officer of Vista Bancorp, Inc. ("Vista").
                                   Objectives
                                   ----------

The Committee to Preserve Shareholder Value (the "Committee") has no ulterior motive. The Committee simply wants to secure the greatest value and profit that is achievable for all Vista Shareholders. The Committee wants nothing more and will settle for nothing less.

Ms. Harding claims it is Management's "opinion that the [C]ommittee wants to force Vista to sell its franchise at a time when market conditions may not be ideal." The Committee responds to this claim with the following questions, which each Shareholder should carefully consider:

        (1)  Is there anything wrong with considering a sale of Vista?
        (2)  If an appropriate price can be secured, should a sale be not considered simply because it may dislodge Management?
        (3)  Can one legitimately conclude that a sale will not maximize shareholder value without checking the market and ascertaining what price may be secured?
        (4) What market conditions are "ideal" and what is it about current conditions that is not ideal? Further, how does Management know that conditions are not ideal without testing the market?

The Committee has proposed Nominees for election because they have no ties to Management and have no reason to want to keep Management employed "for old times sake." The Committee's Nominees have one objective: achieving the greatest return and value for all Shareholders. If this is achievable by a sale of Vista, then it should be sold! We will only know, however, if this is explored. Management obviously does not want to explore a sale and attempts to justify this by claiming they want to preserve Vista "as a community asset." The Committee, on the other hand, wants it recognized that Vista is owned by its Shareholders and that Management's primary responsibility is to us!

                            Performance Measurements
                            ------------------------

If Ms. Harding wants to compare performance, Mr. Seidman will be happy to accommodate her. The following chart shows the annualized return for companies in which Mr. Seidman and his affiliated entities have been a significant shareholder and/or director from the date Mr. Seidman first publicly disclosed his ownership to the date the respective company announced a sale.

The following annualized percentage gain assumes a purchace of shares on the date of the original schedule 13D was filed and the sale of that stock on the date of the announcement of the sale of the bank or the closing price as of April 3.


                                                                                               PRICE AS
                                               ORIGINAL                   ANNOUNCEMENT         OF DATE            ANNUALIZED %
                                               SCHEDULE                       OF                  OF              GAIN WITHOUT
            NAME                              13D FILED    PRICE           BANK SALE         ANNOUNCEMENT           DIVIDENDS
--------------------------------------------------------------------------------------------------------------------------------

IBS Financial Corp (IBSF)                        9/8/95     12.55            3/30/98           20.73 (1)               21.65
Wayne Bancorp, Inc. (WYNE)                       8/5/96    12.125            5/29/98              34.38(2)             77.53
1st Bergen Bancorp (FBER)                       8/28/98     17.25           10/15/98              24.00(3)          1,142.81
Eagle BancGroup, Inc.(EGLB)                     10/6/98     14.40            6/30/99              25.74               121.00
CNY Financial Corporation (CNYF)                2/19/99     10.69           12/29/99           18.75 (3)               92.09
South Jersey Financial Corp. (SJFC)             4/29/99     11.75            3/15/00           20.00 (3)               83.22
First Federal of East Hartford (FFES)           8/31/99     28.00             2/8/01           37.25 (3)               21.97
Citizens First Financial Corp. (CFSB)          12/13/99     12.18           10/31/00       16.00 (3) (4)               38.72
Jade Financial Corporation (IGAF)               1/24/00      8.69            11/2/00           13.55 (3)               77.64
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                CLOSING
                                               ORIGINAL                                          PRICE             ANNUALIZED %
                                               SCHEDULE                                          AS OF             GAIN WITHOUT
            NAME                              13D FILED     PRICE                                4/3/01             DIVIDENDS
--------------------------------------------------------------------------------------------------------------------------------

Yonkers Financial Corporation (YFCB) (5)        4/23/99    15.063                                 17.25                 7.21
Ambanc Holding Co., Inc. (AHCI) (6)             8/25/00     15.25                                18.125                32.95
____________________________
(1) IBSF was acquired by HUBCO for a fixed exchange ratio of 0.534 shares of HUBCO.  Based on HUBCO's
March 30, 1998 closing price of 38.81, each IBSF share was worth $20.73.
(2) WYNE was acquired by Valley National Bancorp.  Valley paid 1.1 times its share for each WYNE share equal to a price of $34.38.
(3) Cash deal.
(4) CFSB was not sold but the Company conducted a Dutch Auction at $16.00 per share for 15% of the outstanding shares.
Seidman was prorated and sold 57.33% of his shares in the Dutch Auction.  The percentage increase is from the date Mr. Seidman first purchased his shares, not the date of a filing of a Schedule 13D since none was filed, to the date the Dutch Auction was announced.
(5)  YFCB is included because Seidman and his entities lodged a proxy contest, and hold a significant investment.  However, the contest was unsuccessful and no sale has been effected.  The price was $15.06 when the Schedule 13D was filed, it was
$16.98 on the date of the contested election and is currently only $17.25.
(6) Bank not sold - Seidman is a Director and will become Chairman of the Board in May 2001.
______________________________

The Committee is not impressed with Vista's 10% annual share price growth. If Vista's Shareholders want to have a chance at achieving returns comparable to the above returns, the way to start is by electing the Committee Nominees. However, no assurance can be given that the Committee's Nominees, even if elected, will be able to achieve the same results shown above.

The Shareholders should ask themselves: (i) Why has Vista rejected the Committee's request to increase the size of the Board by one and have one (1) representative added to the Board? (ii) Why is Vista afraid to have a representative of another very large shareholder on the Board? (iii) When is a good time to sell - i.e., what
                                                                    ---
is it about market conditions that "may not be ideal" to sell?

IF YOU CANNOT THINK OF A GOOD ANSWER TO THE ABOVE QUESTIONS AND WANT SOMEONE WHO
  HAS A PROVEN RECORD OF MAKING SHAREHOLDERS EXCELLENT FINANCIAL RETURNS, THEN
                        VOTE FOR THE COMMITTEE NOMINEES.

              THE COMPANY'S PRIOR HISTORY TO SILENCE SHAREHOLDERS

In last year's proxy statement the Vista initiated, and supported, a proposal to eliminate cumulative voting, claiming in its proxy statement "cumulative voting is designed to allow a stockholder or a group of stockholders who control a minority fraction of the outstanding shares of the Common Stock to elect a Nominee of their choice as a director."

In addition five (5) separate shareholder proposals were recommended by five (5) separate Shareholders, including a proposal to solicit proposals to merge the Company and a proposal to eliminate the three classes of directors. The Company recommended that the Shareholders vote against all these proposals.

IT IS TIME FOR THE SHAREHOLDERS TO GET A GREATER VOICE IN THE OPERATION OF THE COMPANY. THIS CAN BE ACCOMPLISHED BY VOTING FOR THE COMMITTEE'S NOMINEES ON THE WHITE PROXY CARD.

Time is short - please vote FOR today! - If you have already voted on management's card or have not voted yet please follow these instructions:

Registered holders - If you hold your shares in registered name, you can mail back a later dated proxy card or you can attend the meeting and vote in person.

Street name holders - If you hold your shares at a bank or broker, return the proxy card mailed to you in the envelope provided or contact your representative and instruct them to vote on your behalf. If you plan to attend the meeting and vote in person, you must notify your broker and request a "legal proxy."

If you have any questions or need further assistance please contact our proxy solicitor MalCon Advisors, Inc., 130 William Street, New York, NY 10038; (800) 475-9320; or contact Lawrence Seidman at (973) 560-1400 x108.

Thank you for your consideration.

                                                      THE COMMITTEE TO  PRESERVE
                                                      SHAREHOLDER VALUE


P.S. If your interested in reading a story on Seidman and his past investments please look at the February 5th 2001 issue of Forbes Magazine, "It's a Wonderful Deal" or go to www.forbes.com and search for Seidman.
               --------------